ASA LIMITED
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8641
EDISON, NJ 08818-8641

[GRAPHIC OMITTED]
ASA LIMITED

             DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
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X                                                                           0224
PLEASE MARK YOUR
VOTES AS IN THIS EXAMPLE.


This proxy form when properly executed will be voted in the manner directed. In case no instructions are given as to any items set forth in this proxy form, this proxy form shall be deemed to grant authority to vote as the proxy thinks fit. Messrs. Breck and Nardolillo intend to vote in favor of the proposal if they are appointed as proxy and no instructions are given. The proxy shall also be entitled to vote, in his/her discretion, on other matters that may properly come before the meeting.
THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL 1.

1. Adoption of all the special and ordinary resolutions set forth in Appendix B of the Prospectus/Proxy Statement which accompanies this proxy form, reflecting the approval of (i) an Agreement and Plan of Reorganization; (ii) the winding-up of the Company subsequent to its reorganization;
and (iii) the other matters which will facilitate the winding-up of the Company.

FOR        AGAINST      ABSTAIN

                                     Note: Please sign exactly as name appears hereon. Joint owners should each sign.
                                     When signing as Executor, Administrator,
                                     Trustee or Guardian, please give full title as such.


Signature: ____________  Date: ______ Signature:  _____________  Date: _________

                                   ASA LIMITED

                                 GENERAL MEETING
                                 OF SHAREHOLDERS
                          NOVEMBER 11, 2004, 10:00 A.M.

                                       UBS
                           1285 AVENUE OF THE AMERICAS
                                   14TH FLOOR
                            NEW YORK, NEW YORK 10020



                                   DETACH HERE
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                                   ASA LIMITED
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The signer on the reverse side of this proxy form hereby appoints:

     (1) ________________________ or failing him/her,
     (2) ________________________ or failing him/her,
     (3) Henry R. Breck; or failing him,
     (4) Lawrence G. Nardolillo,
P
     as his proxy, with power of substitution, to attend, speak and vote on his
R behalf at the General Meeting of Shareholders of ASA Limited (the "Company") to be held on November 11, 2004 and all adjournments or
O postponements thereof. Unless otherwise instructed on the reverse side of this proxy form, the proxy may vote as he thinks fit in respect of all
X shares of the Company registered in the name of the signer. In his discretion, the proxy is authorized to vote upon any other matters that may
Y properly come before the Meeting or any adjournment or postponement thereof. The proxies named by the directors of the Company (Messrs. Breck and Nardolillo) intend to vote in favor of each proposal if they are appointed as proxy and no voting instructions are given on the reverse side of this proxy form.

     Each shareholder entitled to attend and vote at the meeting is entitled to appoint one or more proxies, who need not be shareholders, to attend the meeting and to vote and speak on his behalf.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING YOU ARE REQUESTED TO MARK, DATE AND SIGN THIS PROXY FORM AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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